AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 2001

                                         REGISTRATION  STATEMENT  NO.  333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                      DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                FLORIDA                               59-3389871
     (State  or  Other  Jurisdiction  of          (I.R.S.  Employer
     Incorporation  or  Organization)          Identification  No.)

                    615 CRESCENT EXECUTIVE COURT, FIFTH FLOOR
                            LAKE MARY, FLORIDA  32746
                                 (407) 333-5300
             (Address, of Registrant's Principal Executive Offices)
             ------------------------------------------------------
                      DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                                   401(K) PLAN
                            (Full Title of the Plan)

                   CHRISTOPHER ASSIF, CHIEF EXECUTIVE OFFICER
                    615 CRESCENT EXECUTIVE COURT, FIFTH FLOOR
                            LAKE MARY, FLORIDA  32746
                                 (407) 333-5300
                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)
                   -----------------------------------------
                                   COPIES TO:
                           RICHARD A. DENMON, ESQUIRE
                              CARLTON FIELDS, P.A.
                                ONE HARBOUR PLACE
                       777 SOUTH HARBOUR ISLAND BOULEVARD
                           TAMPA, FLORIDA  33602-5799
                           --------------------------

                                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF        AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING     AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED (1)          SHARE                 PRICE         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Stock $0.01 par value     166,667 shares  $           2.765(2)  $      460,834.26(2)  $          115.21
==============================================================================================================

(1) Subsequent to the approval to increase the number of shares of the Registrant's common stock, $0.01 par value per share ("Common Stock"), issuable under the Dynamic Healthcare Technologies, Inc. 401(k) Plan (the "401(k) Plan") by 500,000 shares, the Registrant effected a 1-for-3 reverse stock split with respect to the Common Stock on June 28, 2001 (the "Reverse Stock Split"). As a result of the reverse stock split, the number of post-split shares authorized for issuance under the 401(k) Plan have been increased by the 166,667 shares, which shares being are registered pursuant to this Registration Statement.

(2) The offering price of $2.765 per share has been provided solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and was calculated based on the average of the high and low prices of a share of the Common Stock as reported on the Nasdaq National Market System on July 30, 2001.

     Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus to be delivered pursuant to this Registration Statement will be a combined prospectus relating to (i) the shares registered hereunder, (ii) to the remaining unsold shares registered under Registration Statement No. 333-57713, and (iii) the remaining unsold shares registered under Registration Statement No. 333-40134, all of which shares pertain to the 401(k) Plan. This Registration Statement also constitutes a Post-Effective Amendment to the Registrant's Registration Statements on Form S-8 (File Nos. 333-57713 and 333-40134) previously filed with the Securities and Exchange Commission on June 25, 1998 to register five hundred thousand (500,000) shares and on June 26, 2000 to register an additional two hundred thousand (200,000) shares, respectively, relating to the 401(k) Plan. As a result of the Reverse Stock Split, together with the shares being registered pursuant to this Registration Statement, an aggregate of 400,000 post-split shares of Common Stock are authorized for issuance under the 401(k) Plan. Of this amount, as of the date hereof 224,227 shares are issued and outstanding and 175,773 shares are reserved for issuance. This Post-Effective Amendment shall become effective upon filing in accordance with Section 8(c) of the Securities Act of 1933, as amended, and Rule 464 promulgated thereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 424 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.   INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents, previously filed on behalf of Dynamic Healthcare Technologies, Inc., a Florida corporation (the "Company") (Commission File No. 0-12516), with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this Registration Statement as of their respective dates:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     2. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2001;

     3. The Company's Current Reports on Form 8-K filed on March 9, 2001, May 2, 2001, June 15, 2001, June 28, 2001, and August 2, 2001; and

     4. The description of the Company's common stock, par value $0.01 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A declared effective on September 29, 1983 and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment hereto which indicate that all securities offered have been sold or which deregister all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL.

     The legality of the Common Stock offered pursuant to this Registration Statement has been passed upon by Carlton Fields, P.A. Richard N. Bernstein, Esquire, a shareholder in the law firm of Carlton Fields, P.A., serves as the trustee of the Laskey Family Irrevocable Trust, which is the beneficial owner of 41,667 shares of Common Stock.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Section 607.0850(1) of the Florida Business Corporation Act ("FBCA") permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

     Section 607.0850(4) of the FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

     Section 607.0850(3), however, provides that a Florida corporation must indemnify any director, or officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to in Section 607.0850(1) or (2), or in the defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by such person in connection therewith.

     Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850. Expenses incurred by other employees or agents in such a proceeding may be paid in advance of final disposition thereof upon such terms or conditions that the board of directors deems appropriate.

     The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

     The Company's Articles of Incorporation, as amended, and Bylaws, as amended, provide that the Company will indemnify its directors, officers, employees and agents against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with any threatened, pending or actually completed action, suit or proceedings, whether civil, criminal, administrative or investigative, to which any such person becomes subject as result of having served in such role, as an employee or agent of the Company, or at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. However, except as described below, such indemnification will be made only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was lawful.
     The Company has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.          EXHIBITS.

EXHIBIT
NUMBER     DESCRIPTION  OF  EXHIBITS
------     -------------------------
 4.1 Articles of Incorporation of the Company, as amended, incorporated herein by reference to Exhibit 3.1 and Exhibit 3.2 to the Company's Registration Statement on Form 8-B previously filed with the Commission on August 9, 1996.

 4.2         Bylaws  of the Company, incorporated herein by reference to Exhibit
             3.3 to the Company's Registration Statement on Form 8-B previously filed with the Commission on August 9, 1996.

 4.3 Dynamic Healthcare Technologies, Inc. 401(k) Plan incorporated herein by reference to the Company's Registration Statement on Form S-8 (Registration No. 333-57713) previously filed with the Commission.

 5.1         Opinion  of  Carlton  Fields,  P.A.  Re:  Legality.*

 5.2 The Company has submitted the Plan to the Internal Revenue Service in a timely manner, and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

 23.1        Consent  of  BDO  Seidman,  LLP.*

 23.2 Consent of Carlton Fields, P.A. (contained in Exhibit 5 to the Registration Statement).*

 24 Power of Attorney (contained in the Signature section of the Registration Statement).*
_____________________
*  Exhibit  filed  herewith.

ITEM  9.     UNDERTAKINGS.

     (a)     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided,  however,  that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person In connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Mary, State of Florida, on this 3rd day of August, 2001.

                                        DYNAMIC  HEALTHCARE  TECHNOLOGIES,  INC.

                                        By:      /s/  Christopher  Assif
                                                 -----------------------
                                                      Christopher  Assif
                                                      Chief  Executive  Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jerry L. Carson and Christopher Assif and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all Exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

     SIGNATURE                  TITLE                             DATE
     ---------                  -----                             ----

/s/  Jerry  L.  Carson          Chairman  of  the  Board        August  3,  2001
----------------------
     Jerry  L.  Carson

/s/  Christopher  Assif         Chief  Executive  Officer       August  3,  2001
-----------------------         (Principal  Executive  Officer)
     Christopher  Assif

/s/  Charles  Cooper             Director                       August  3,  2001
--------------------
     Charles  Cooper

/s/  Mitchel  J.  Laskey         Director                       August  3,  2001
------------------------
     Mitchel  J.  Laskey

/s/  Thomas  J.  Martinson       Director                       August  3,  2001
--------------------------
     Thomas  J.  Martinson

/s/  Bret  R.  Maxwell           Director                       August  3,  2001
----------------------
     Bret  R.  Maxwell

/s/  Daniel  Raynor              Director                       August  3,  2001
-------------------
     Daniel  Raynor

/s/  Brian  Greco                Vice President of Finance      August  3,  2001
-----------------                (Principal  Financial  Officer)
     Brian  Greco




                                         INDEX TO EXHIBITS

EXHIBIT                                                                                                              SEQUENTIALLY
NUMBER                                        DESCRIPTION OF EXHIBITS                                              NUMBERED PAGES
---------------------------------------------------------------------------------------------------------------------------------
4.1     Articles  of  Incorporation  of  the Company,  as    amended,  incorporated
        herein   by reference  to  Exhibit 3.1 and   Exhibit  3.2 to  the company's
        Registration    Statement  on   Form  8-B   previously     filed  with  the
        Commission on August 9, 1996

4.2     Bylaws  of the  Company, incorporated  herein  by reference  to Exhibit 3.3 to  the  Company's Registration Statement  on  Form  8-B  previously  filed with the Commission on August 9, 1996

4.3     Dynamic  Healthcare  Technologies, Inc. 401(k)  Plan incorporated herein by reference to the Company's Registration Statement on Form S-8 (Registration
        No. 333-57713) previously filed with hte Commission.

5.1     Opinion of Carlton Fields, P.A. Re: Legality.*

5.2     The  Company has  submitted the  Plan to the  Internal Revenue Service in a timely manner, and will  make  all changes required by the Internal Revenue
        Service in order to qualify the Plan.

23.1    Consent of BDO Seidman, LLP.*

23.2    Consent  of Carlton Fields, P.A. (contained in Exhibit 5 to the Registration
        Statement).*

24      Power of Attorney (contained in the Signature  section of  the  Registration
        Statement).*


*  Exhibit  filed  herewith.

                                                                        EX - 5.1
                                 August 3, 2001



Dynamic  Healthcare  Technologies,  Inc.
615  Crescent  Executive  Court,  Fifth  Floor
Lake  Mary,  Florida  32746

     RE:     DYNAMIC  HEALTHCARE  TECHNOLOGIES,  INC.
             REGISTRATION  STATEMENT  ON  FORM  S-8

Gentlemen:

     We have acted as counsel to Dynamic Healthcare Technologies, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of the Company's Registration Statement on Form S-8 ("Registration Statement") with the Securities and Exchange Commission pertaining to the registration of 166,667 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), to be issued by the Company under the "Dynamic Healthcare Technologies, Inc. 401(k) Plan" (the "Plan").

     In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments, certificates or comparable documents of public officials and of officers and representatives of the Company, and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed, including without limitation, the following: (a) the Plan, (b) the Articles of Incorporation of the Company, as amended, (c) the Bylaws of the Company, as amended, (d) certain resolutions adopted by the Board of Directors of the Company relating to the reservation of the Common Stock for issuance under the Plan, (e) the proxy statement on Schedule 14A as filed with the Commission on May 15, 2001 and mailed to shareholders of the Company in connection with the 2001 Annual Meeting of Shareholders relating to, among other things, the adoption of a resolution authorizing the reservation of the Common Stock under the Plan (the "Resolution"), (f) the Inspector of Elections Report relating to adoption of the Resolution by the Company's shareholders at the Annual Meeting of Shareholders held on June 7, 2001, and (g) the Registration Statement.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed, or photostatic, the authenticity of the originals of such documents, and the accuracy and completeness of all corporate records made available to us by the Company.

     Based on the foregoing and in reliance thereon, we are of the opinion that the Common Stock has been duly authorized for issuance by the Company and, when such Common Stock is issued in accordance with the terms and conditions of the Plan, the Common Stock will be validly issued, fully paid and nonassessable.

     We are aware that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement relating to the Common Stock, and we hereby consent to such use of our name in such Prospectus.

                                       Very  truly  yours,
                                       CARLTON  FIELDS,  P.A.



                                       By:  /s/  Richard  A.  Denmon
                                            ------------------------
                                                 Richard  A.  Denmon

RAD:cbb

                                                           EX - 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The  Board  of  Directors
Dynamic  Healthcare  Technologies,  Inc.


We hereby consent to the incorporation by reference in the registration statement on Form S-8 of our reports dated March 8, 2001, except for Note F and Note M, as to which the dates are March 15, 2001 and March 30, 2001, respectively, relating to the financial statements of Dynamic Healthcare Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.




                                                              BDO  Seidman,  LLP


New  York,  New  York
August  3,  2001

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